SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      June 2, 1998
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                            Merrill Lynch & Co., Inc.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                    1-7182                  13-2740599
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     (State or Other              (Commission             (I.R.S. Employer
     Jurisdiction of              File Number)           Identification No.)
      Incorporation)

World Financial Center, North Tower, New York, New York          10281-1332
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:          (212) 449-1000
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         (Former Name or Former Address, if Changed Since Last Report.)
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Item 5. Other Events
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      On June 2, 1998 Merrill Lynch & Co., Inc. (the "Corporation") reached a settlement to end its litigation with Orange County, California, John M.W. Moorlach in his official capacity as Orange County Treasurer-Tax Collector, and the Litigation Representative appointed pursuant to the terms of the Modified Second Amended Plan of Adjustment for the County of Orange approved by order of the United States Bankruptcy Court on June 12, 1996 (collectively, the "County"). Under the terms of the settlement, the Corporation will pay $400 million to the County. The Corporation also will return to the County approximately $20 million of excess collateral that it has been holding. In addition, the Corporation reached an agreement to settle a lawsuit brought by the Irvine Ranch Water District for $17.1 million.

      The Corporation is fully reserved for the settlements and the payments will have no financial impact on earnings to be reported in the 1998 second quarter or any subsequent quarters.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          MERRILL LYNCH & CO., INC.
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                                                (Registrant)


                                    By: /s/ Andrea L. Dulberg
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                                            Andrea L. Dulberg
                                            Secretary

Date: June 5, 1998


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